FIFTH AMENDMENT
TO
AGREEMENT FOR PURCHASE AND SALE

This FIFTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Amendment”) is effective as of the 29th day of May, 2009, by and between the undersigned selling entities (collectively, “Seller”) and ROBERT KO (“Buyer”).

Recitals

A. Seller and Buyer are parties to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated effective April 21, 2009, as amended by First Amendment to Agreement for Purchase and Sale dated May 6, 2009, Second Amendment to Agreement for Purchase and Sale dated May 12, 2009, Third Amendment to Agreement for Purchase and Sale dated May 15, 2009, and Fourth Amendment to Agreement for Purchase and Sale dated May 22, 2009 (as amended, the “Purchase Agreement”), for that certain real property located in Orange County, California, commonly known as 901 Civic Center Drive, Santa Ana, California, as more particularly described therein. Capitalized terms used in this Amendment and not defined herein shall have the meanings given such terms in the Purchase Agreement.

B. Seller and Buyer mutually desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows.

1. Financing Contingency. A Phase I Environmental Site Assessment Report dated March 24, 2006, prepared by LandAmerica Assessment Corporation, included in the Due Diligence Items, indicates an underground storage tank (“UST”) used in connection with a gas station formerly operated on a portion of the Property was removed in or about 1979. Buyer’s lender requires as a condition to loan approval a phase II environmental inspection confirming whether there is contamination in the soil related to use of the UST. Seller hereby grants permission to Buyer to perform, at Buyer’s sole cost and expense, a phase II environmental inspection solely in regards to its loan application, on and subject to the provisions of the Purchase and Sale Agreement including, but not limited to, Section 5 thereof and the provisions of this paragraph. The inspection shall be performed by Robin Environmental Management Company in accordance with the scope of work described in Robin Chang’s email to Dan Vittone on May 26, 2009, a copy of which is attached hereto as Exhibit A; provided, however, that the inspection shall be limited in all respects to sampling for contaminants associated with the UST. The scope of work attached hereto as Exhibit A may not be modified without the prior written consent of Seller, in its sole discretion. Buyer will provide Seller a copy of the investigation report in draft form three (3) business days before Buyer directs Robin Environmental Management Company to finalize the report. Buyer shall, at its sole cost and expense, restore the Property to its original condition following such inspection. Without limiting the generality of the provisions of the Purchase Agreement, neither Buyer nor its agents or employees shall disclose to any third party, including governmental agencies, other than Buyer’s lender the results of the inspection described above, except as may be required by applicable law (after prior written notice to Seller and providing Seller a reasonable opportunity to make any such required reports). Buyer’s indemnity obligations under Section 5.3 of the Purchase Agreement shall extend to all losses, costs, expenses, liabilities, claims, litigation, demands, prodeedings and damages (including but not limited to attorney fees) suffered or incurred by Seller or any Indemnitees arising out of or related to the phase II inspection described herein, provided that Buyer shall not incur any liability due to its discovery, without exacerbation, of the condition of any ‘hazardous substances’ at the Property. The final day of the Financing Contingency Period is hereby further extended to June 17, 2009, for the sole purpose of Buyer obtaining its lender’s approval of the phase II environmental inspection. The Financing Contingency shall be deemed approved and waived by Buyer if the results of the Phase II inspection are acceptable to Buyer’s lender.

2. Closing. Closing is hereby extended to the date that is fourteen (14) days after satisfaction or waiver of the Financing Contingency, or such other date as may be mutually agreed upon by the parties.

3. No Other Amendments. Except with respect to the amendments expressly set forth in this Amendment, the Purchase Agreement remains unmodified in all other respects and in full force and effect. This Amendment is entered into pursuant to, and is intended to be read together and consistent with, the Purchase Agreement. However, if any inconsistencies exist between this Amendment and the Purchase Agreement, the provisions of this Amendment shall prevail over anything to the contrary in the Purchase Agreement.

4. Counterparts. This Amendment may be executed in counterparts. Facsimile or .pdf delivery shall be sufficient to form a binding agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first hereinabove written.

SELLER:			BUYER:
NNN VF 901 CIVIC, LLC,
a Delaware limited liability company			/s/ Robert Ko

Robert Ko
By:	Grubb & Ellis Realty Investors, LLC,
a Virginia limited liability company,
Its Vice President
	By:	/s/ Jeff Hanson

	Name:	Jeff Hanson

	Title:	Chief Investment Officer

NNN 901 CIVIC, LLC,
a Delaware limited liability company

By:	Grubb & Ellis Realty Investors, LLC,
a Virginia limited liability company,
Its Manager
	By:	/s/ Jeff Hanson

	Name:	Jeff Hanson

	Title:	Chief Investment Officer